Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

DigitalOptics Corporation, a Delaware corporation
DigitalOptics Corporation Asia Limited, a company organized under the laws of Hong Kong
DigitalOptics Corporation Israel Limited, a company organized under the laws of Israel
DigitalOptics Corporation Korea Limited, a company organized under the laws of Republic of Korea
DigitalOptics Corporation MEMS, a Delaware corporation
DigitalOptics Corporation Technology Zhuhai Co., Ltd., a company organized under the laws of the People’s Republic of China
FotoNation Corporation, a Delaware corporation
FotoNation Limited, an Irish limited corporation
FotoNation SRL, a Romanian limited liability corporation
FotoNation UK Limited, a company incorporated in England
FotoNation Taiwan Co., Ltd.
Invensas Corporation, a Delaware corporation
Tessera, Inc., a Delaware corporation
Tessera Advanced Technologies, Inc., a Delaware corporation
Tessera Electronic Miniaturization Technical Services (Shanghai) Limited, a company organized under the laws of the People’s Republic of China
Tessera Global Services, Inc., a Delaware corporation
Tessera Intellectual Property Corp., a Delaware corporation
Ziptronix, Inc., a Delaware corporation